SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                          [Amendment No. ___________]

     Filed by the Registrant [X]
     Filed by a party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement
     [ ] Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                  TEXOIL, INC.
                (Name of Registrant as Specified in Its Charter)

    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         ____________________________________________________________________

     (2) Aggregate number of securities to which transactions applies:

         ____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ____________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

         ____________________________________________________________________

     (5) Total fee paid:

         ____________________________________________________________________

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

         ____________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:

         ____________________________________________________________________

     (3) Filing party:

         ____________________________________________________________________

     (4) Date filed:

         ____________________________________________________________________

                                  TEXOIL, INC.
                          1600 Smith Street, Suite 4000
                              Houston, Texas 77002
                                 (713) 652-5741

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held October 17, 1996

           Notice is hereby given that the annual meeting of stockholders of Texoil, Inc. (the "Company") will be held at First Interstate Bank of Texas, N.A., 801 Travis, Tunnel Level, Houston, Texas on Thursday, October 17, 1996 at 2:00 p.m., Houston time, for the following purposes:

           1. To elect a board of seven directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified; and

           2. To consider and act upon such other business as may properly be presented to the meeting or any adjournment thereof.

           A record of stockholders has been taken as of the close of business on August 22, 1996, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of stockholders so entitled to vote will be available at the Company's principal office in Houston, Texas, commencing September 30, 1996 for inspection by any stockholder during usual business hours prior to the annual meeting.

           All stockholders of the Company are invited to attend the meeting. The Board of Directors, however, requests that you promptly sign, date and mail the enclosed proxy, even if you plan to be present at the meeting. If you attend the meeting, you can either vote in person or by your proxy. Please return your proxy in the enclosed, postage-paid envelope.

                                          By Order of the Board of Directors,

                                          /s/ LYNN W. GRAVES
                                              Lynn W. Graves
                                              SECRETARY
September 13, 1996

                                       -1-

                                  TEXOIL, INC.
                          1600 Smith Street, Suite 4000
                              Houston, Texas 77002
                                 (713) 652-5741

                                 PROXY STATEMENT

           This Proxy Statement and the enclosed proxy are being mailed to stockholders of Texoil, Inc., a Nevada corporation (the "Company"), commencing on or about September 18, 1996. The Company's Board of Directors is soliciting proxies to be voted at the Company's annual meeting of stockholders to be held in Houston, Texas on Thursday, October 17, 1996 and at any adjournment thereof, for the purposes set forth in the accompanying notice. The shares covered by a proxy, if such is properly executed and received prior to the meeting, will be voted in accordance with the directions specified thereon regarding election of directors, and with respect to any other matters which may properly come before the meeting, in accordance with the judgment of the persons designated as proxies. A proxy may be revoked at any time before it is exercised by giving written notice to, or filing a duly executed proxy bearing a later date with, the Secretary of the Company, or by voting in person at the meeting. Management expects that the only matters to be presented for action at the meeting will be the election of directors.

           At the close of business on August 22, 1996, the record date for determining the stockholders entitled to notice of and to vote at the meeting (the "Record Date"), there were outstanding and entitled to vote 4,157,073 shares of the Company's common stock, par value $.01 per share ("Common Stock") and 23,000 shares of Series A preferred stock, par value $.01 per share ("Series A Preferred Stock"). Each share of Common Stock and Series A Preferred Stock entitles the holder to one vote on all matters presented at the meeting.

           The Company will bear the costs of soliciting proxies in the accompanying form. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone.

                                CORPORATE HISTORY

           The Company's business has been conducted since 1964 by its wholly-owned subsidiary, Texoil Company, a Tennessee corporation. Texoil Company became a subsidiary of the Company in March 1993 after surviving a merger with a wholly-owned subsidiary of the Company. At the time of the merger the Company, which then was named Comet Entertainment, Inc., a Nevada corporation ("Comet"), had no substantive assets or operations. Upon consummation of the merger (the "Comet Merger"), Texoil Company's stockholders and management became Comet's management and controlling stockholders, Comet changed its name to Texoil, Inc., and accordingly, Texoil Company, as a wholly-owned subsidiary of Texoil, Inc., survived the Comet Merger. Unless otherwise indicated, all future references herein to "Texoil" or the "Company" relate to Texoil Company for the period before the Comet Merger and to Texoil, Inc. for the period thereafter.

                              ELECTION OF DIRECTORS

NOMINEES

           At the meeting, seven nominees are to be elected to the Company's Board of Directors, each director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Unless your proxy specifies otherwise or withholds authority to vote for one or more nominees named thereon and described below, it is intended that the shares represented by your proxy will be voted for the election of these seven nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable.

DIRECTOR NOMINEE                 AGE      POSITION
- ----------------                 ---      --------
T. W. Hoehn, Jr.............     67       Chairman of the Board and a Director
Ruben Medrano...............     39       President
T. W. Hoehn, III............     45       Director
Gary J. Milavec.............     34       Director
Joe C. Richardson, Jr.......     68       Director
William F. Seagle...........     68       Director
Walter L. Williams..........     68       Director

           T. W. Hoehn, Jr. has been a director of the Company since he co-founded it in 1964 and is its Chairman. He also is Chairman of Hoehn Motors, Inc., a multi-line automobile agency located in Carlsbad, California, which he founded in 1975.

           Ruben Medrano has been interim President of the Company since May 1996, and served as Vice President--Operations from July 1994 to May 1996. He joined the Company as a consultant in November 1992. From 1980 to 1992, Mr. Medrano was employed by Exxon Company, U.S.A. as a reservoir and production engineer and as a field superintendent. Mr. Medrano received a B.S. degree in Mechanical Engineering from the University of Texas at El Paso in 1979. He is a member of the Society of Petroleum Engineers, and is a registered professional engineer in the State of Texas.

           T. W. Hoehn, III has been a director of the Company since 1984. He is President and General Manager of Hoehn Motors, Inc., a multi-line automobile agency located in Carlsbad, California, where he has been employed since 1975. He is a graduate of Stanford University and a son of T. W. Hoehn, Jr.

           Gary J. Milavec has been a director of the Company since September 1996 (see "Certain Transactions"). He has been a Vice President of RIMCO Associates, Inc. and active in its investment management and corporate finance activities since October 1990. From May 1989 to October 1990, he was an investment banker with Rauscher Pierce Refsnes, Inc. From July 1986 to May 1989 he was a geologist with Shell Oil Company. Mr. Milavec received a B.A. in Geology from the University of Rochester, an M.S. in Geology from the University of Oklahoma, and an M.B.A. from the University of Houston.

           Joe C. Richardson, Jr. has been a director of the Company since April 1992. He has been President of Vital Energy, Inc. since 1980. Prior to that he was Manager of Drilling and Production for Shamrock Oil & Gas Corporation, formed and operated a consulting petroleum engineering firm, and formed and operated a public oil and gas company. Mr. Richardson received a Bachelor of Science degree in Petroleum Engineering and a Bachelor of Science degree in Mechanical Engineering from Texas A&M in 1950 and is a registered professional engineer in the State of Texas.

           William F. Seagle has been a director of the Company since 1977. For a number of years he has had business and personal interests in construction, real estate and investments.

           Walter L. Williams has been a director of the Company since he co-founded it in 1964, served as its Chairman and Chief Executive Officer from July 1995 to May 1996, and served as its President from 1971 to July 1995. He currently is Vice Chairman of Chenier Energy, Inc., a publicly-held oil and gas company. Prior to forming the Company, Mr. Williams was an independent petroleum consultant for six years and Manager of Drilling and Production for an independent oil company prior to that period. He received a Bachelor of Science degree in Petroleum Engineering from Texas A&M in 1949 and is a registered professional engineer in both the States of Texas and Louisiana.

                                       -2-

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

           The Company's operations are managed under the broad supervision and direction of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain board functions are discharged by the Board's two current standing committees, the executive and audit/compensation committees. The Board of Directors has no standing nominating or similar committee. During the fiscal year ended December 31, 1995, the Board of Directors held three meetings, the executive committee held one meeting, and the audit/compensation committee held one meeting. In 1995, each incumbent member of the Board attended or participated in at least 75% of the aggregate number of (i) Board meetings and
(ii) committee meetings held by all committees of the Board on which he served.

           The Executive Committee is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board is not practicable or necessary. The Executive Committee is comprised of Messrs. Hoehn (Jr.), Williams and Richardson.

           The Audit/Compensation Committee recommends to the Board the independent accountants of the Company, reviews the Company's annual report on Form 10-KSB, reviews the Company's internal controls and accounting operations, and reviews any transactions of the Company in which management or controlling persons of the Company have an interest. The Committee is also responsible for formulating and adopting or recommending to the Board executive compensation plans and policies, including those relating to incentive compensation and benefits. The Audit/Compensation Committee is composed of Messrs. Richardson, Seagle and Hoehn (III).

           Directors who are not employed by the Company had been paid a fee of $500 for each meeting of the Board of Directors attended. Since March 1995, no such fees have been paid to outside directors and the Company does not anticipate paying any such fees for the remainder of 1996. The Company reimburses each director for his actual and necessary expenses reasonably incurred in connection with attending meetings of the Board and its committees. No fee currently is paid to directors who attend meetings of a Board committee.

                                   MANAGEMENT

EXECUTIVE OFFICERS

           The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board. The Company currently has one executive officer, Ruben Medrano, who has been interim President of the Company since May 1996. For further information regarding Mr. Medrano, please refer to "Election of Directors" above.

EXECUTIVE COMPENSATION

           The following table reflects all forms of compensation for each of the years ended December 31, 1995, 1994 and 1993 for Walter L. Williams' services to the Company. No other executive officer had salary and bonus which in 1995 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                                --------------------------------------
                                                                                          AWARDS               PAYOUTS
                                                                                --------------------------     -------
                                             ANNUAL COMPENSATION                                SECURITIES
                                  -----------------------------------------                     UNDERLYING
                                                               OTHER ANNUAL      RESTRICTED      OPTIONS/       LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR     SALARY     BONUS   COMPENSATION(1)   STOCK AWARDS      SARS(#)      PAYOUTS  COMPENSATION
- ---------------------------       ----     ------     -----   ------------      ------------      -------      -------  ------------
Walter L. Williams,               1995          $84,000--              $42,645     $ --             --          $ --        $ --
           Chairman and Chief     1994           99,000--                8,532       --          50,000(2)        --          --
           Executive Officer      1993           78,000--                4,445       --             --            --          --

- ------------
(1)  See "--Employee Overriding Royalty Plans" below.

(2) Mr. Williams was granted an option in July 1994 under the Company's 1994 Stock Option Plan. The option became fully exercisable in July 1995 for 50,000 shares of Common Stock at an exercise price of $3.00 per share. As a result of Mr. Williams' resignation as an employee of the Company in May 1996, this option expired unexercised on August 1, 1996.

EMPLOYEE OVERRIDING ROYALTY PLANS

        In previous years, the Company granted Walter L. Williams and a former officer overriding royalty interests in exploration prospects generated, acquired and sold through their respective efforts. This arrangement has provided performance-based incentive compensation for these officers in lieu of Company-sponsored retirement or savings plans. For similar reasons, John L. Graves and certain former employees who have not been directly involved in prospect generation have in previous years received overriding royalty interests in a royalty "pool" based on a formula (ranging from 0.5% to 1.0%) determined by reference to the overall royalty burdens on each lease included in the generated prospects when they were sold to industry participants. The awarded overriding royalty interests are not subject to continued employment and remain the grantee's property for so long as the underlying lease remains in effect. No overriding royalty interests were granted by the Company to its management or other personnel on a group of 14 prospects sold to Texas Meridian Resources Corporation in December 1992 and none are expected to be granted on the Company's present exploratory prospect inventory, with the exception of a 2% of 8/8ths overriding royalty granted to Dennis A. Drake, an independent consulting geologist to the Company, as the generator of the Greens Lake Prospect in Galveston County, Texas. Overriding royalty interest payments made to the Company's officers (directly or pursuant to their interests in the royalty "pool") during the years ended December 31, 1993, 1994 and 1995 were as follows:

                                              YEAR ENDED DECEMBER 31,
                                  -------------------------------------------
 OFFICER/GROUP                      1993              1994              1995
 -------------                    -------           -------           -------
Walter L. Williams..............  $ 4,445           $ 8,532           $ 6,645
John L. Graves..................    4,189             4,495             1,496
Former officers (two in group)..   28,200(1)         29,012(1)         13,342(1)
                                   ------            ------            ------
                                  $36,834           $42,039           $21,483
                                  =======           =======           =======
- ------------
(1) These amounts include payments of $21,089, $26,318 and $13,342 in 1993, 1994 and 1995, respectively, to Texoil's former vice president of exploration who terminated his employment in October 1991.

OPTION EXERCISES AND YEAR-END VALUES

        The following table sets forth information regarding an unexercised option to purchase shares of Common Stock at $3.00 per share which was granted to Mr. Williams in July 1994. Mr. Williams did not exercise any Common Stock option during 1995.

                                               NUMBER OF SECURITIES UNDERLYING             VALUE OF UNEXERCISED IN-THE-MONEY
                                        UNEXERCISED OPTIONS/SARS AT DECEMBER 31, 1995    OPTIONS/SARS AT DECEMBER 31, 1995(1)
                                        ---------------------------------------------    ------------------------------------
          NAME                            EXERCISABLE                  UNEXERCISABLE      EXERCISABLE         UNEXERCISABLE
          ----                          ----------------              ---------------    --------------     -----------------
      Walter L. Williams .............      50,000                           0                 $0                   0

- ------------
(1) Based upon the last sales price of $1.5625 per share on December 29, 1995 as reported in the consolidated reporting system for NASDAQ Small Cap Issues, Mr. Williams' option was not in-the-money.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth as of August 22, 1996 the number of shares of the Company's equity securities owned by (i) each person known by the Company (based on publicly-available filings with the Commission) to be the holder of more than five percent of its voting securities, (ii) each director, director nominee and named executive officer of the Company, and (iii) all of the Company's directors and executive officers as a group. Unless otherwise indicated, each holder has sole voting and investment power with respect to the shares of capital stock owned by such holder and is a United States citizen.

                                       -3-

             NAME OF BENEFICIAL OWNER                     AMOUNT AND NATURE OF
(ADDRESS INDICATED IF NOT A DIRECTOR OR AN OFFICER)       BENEFICIAL OWNERSHIP        PERCENT OF CLASS
- ---------------------------------------------------       --------------------        ----------------
COMMON STOCK:
T. W. Hoehn, Jr...........................................    1,431,066(1)(2)             32.5%
John L. Graves............................................      397,308(3)                 9.0%
Walter L. Williams........................................      386,201(4)                 9.3%
Wellington Management Company.............................      330,000(5)                 7.9%
        75 State Street
        Boston, MA 02109
Joe C. Richardson, Jr.....................................      281,384(6)                 6.3%
T. W. Hoehn, III..........................................      243,519(7)                 5.8%
William F. Seagle.........................................      116,196(8)                 2.8%
Ruben Medrano.............................................       36,264(9)                 0.9%
Directors and Executive Officers
 as a Group (7 persons)(10)...............................    2,891,938(1)(11)            57.2%

SERIES A PREFERRED STOCK:
T. W. Hoehn, Jr...........................................       20,000(12)               87.0%
Robert A. Hoehn...........................................        3,000(13)               13.0%
        5566 Paseo Del Norte
        Carlsbad, CA 92008
Directors and Executive Officers
 as a Group (7 persons)(10)...............................       20,000(12)(13)           87.0%

- ------------
(1) Excludes shares of Common Stock issuable upon conversion of an aggregate 23,000 outstanding shares of Series A Preferred Stock, of which 20,000 may be deemed held by T. W. Hoehn, Jr. and are presently convertible into 666,667 shares of Common Stock.

(2) Includes 240,000 shares issuable to Mr. Hoehn pursuant to presently exercisable warrants.

(3) Includes 281,384 shares issuable to Mr. Graves pursuant to a presently exercisable option and 97,578 shares owned by Lynn W. Graves, wife of Mr. Graves and the Secretary of the Company. Mr. Graves disclaims beneficial ownership of such shares. Mr. Graves is a director of the Company whose term will expire October 17, 1996.

(4) Includes 35,268 shares owned by Betty B. Williams, wife of Mr. Williams. Mr. Williams disclaims beneficial ownership of such shares.

(5) Wellington Management Company, in its capacity as investment advisor, may be deemed beneficial owner of these shares which are owned by numerous investment counseling clients.

(6) Includes 281,384 shares issuable pursuant to a presently exercisable option.

(7)  Includes 15,000 shares issuable pursuant to presently exercisable warrants.

(8) Includes 8,000 shares issuable pursuant to presently exercisable warrants and 50,000 shares issuable pursuant to a presently exercisable option.

(9) Includes 20,000 shares issuable upon exercise of a presently exercisable option. Excludes 30,000 shares issuable upon exercise of an outstanding option which is not presently exercisable.

(10) Excludes Gary J. Milavec who became a director of the Company in September 1996. Although Mr. Milavec does not own any Common Stock, he is an executive officer of RIMCO Associates, Inc. which in September 1996 became the indirect holder of debt presently convertible into 250,000 shares of Common Stock. See "Certain Transactions."

(11) Includes an aggregate 895,768 shares of Common Stock issuable upon exercise of presently exercisable options and warrants, and excludes 30,000 shares of Common Stock issuable upon exercise of a stock option which is not presently exercisable.

(12) These shares presently are convertible into 666,667 shares of Common Stock. Of these shares, 3,000 shares are owned of record by The BJH Foundation, a charitable foundation of which Mr. Hoehn is a trustee. Mr. Hoehn shares voting and investment power with two co-trustees of the Foundation with respect to these 3,000 shares. Mr. Hoehn disclaims beneficial ownership of such shares.

(13) These shares presently are convertible into 100,000 shares of Common Stock. Robert A. Hoehn is a son of T. W. Hoehn, Jr. and a brother of T. W. Hoehn, III.

CERTAIN TRANSACTIONS

        RIMCO FINANCING. In September 1996, the Company and its wholly-owned operating subsidiary, Texoil Company ("Subsidiary"), entered into a Note Purchase Agreement with four limited partnerships of which Resource Investors Management Company Limited Partnership ("RIMCO") is the controlling general partner (the "RIMCO Agreement"). Under the RIMCO Agreement, the lenders have agreed to provide up to $8,000,000 in two separate financings to fund Subsidiary's 3-D seismic exploration program. In connection with the RIMCO financing, the Company's Board of Directors expanded the number of directors to seven and elected Gary Milavec, a Vice President of RIMCO Associates, Inc. RIMCO's controlling general partner, to fill the vacancy created thereby until the next annual stockholders' meeting. To date, Subsidiary has borrowed $200,000 from the RIMCO lenders which is exchangeable for 250,000 shares of Common Stock or approximately 6% of outstanding Common Stock. Proceeds were used to repay indebtedness of the Company to one of its directors, Joe C. Richardson, Jr., as discussed further below.

        The first financing under the RIMCO Agreement is in the form of Senior Exchangeable General Obligation Notes issued by the Subsidiary in the maximum amount of $3,000,000 (the "Exchangeable Notes"). The Company intends that proceeds from this financing be used primarily to fund leasehold, drilling and completion costs for Subsidiary's Raceland and Greens Lake Prospects in Lafourche Parish, Louisiana and Galveston County, Texas, respectively, on which 3-D seismic data acquisition now is completed. The second financing is in the form of Senior Secured General Obligation Notes (the "Senior Notes") issued by Subsidiary in the maximum amount of $5,000,000. The Company intends that proceeds from the second financing be used primarily to fund future leasehold, drilling and completion costs for the Laurel Grove Prospects in Lafourche Parish, Louisiana, subsequent wells in the Raceland and Greens Lake Prospects, and up-front land and other costs associated with new 3-D seismic projects.

        Under the RIMCO Agreement, Subsidiary may borrow under the Exchangeable Notes until September 1, 1997. The Exchangeable Notes will mature September 1, 1999. Amounts advanced under the Exchangeable Notes will accrue interest at a fixed, annual rate of 10%, with interest payable monthly and all outstanding principal plus all accrued and unpaid interest due and payable at maturity. Indebtedness outstanding under the Exchangeable Notes is exchangeable, in whole or in part, for Common Stock at an initial per share price equal to $.80, subject to anti-dilution adjustments. Subsidiary can require the RIMCO lenders to make such an exchange if they have funded at least $2,800,000 and the average trading price of the Common Stock for any consecutive 20-day trading period is $3.00 or more. The Company granted the RIMCO lenders certain registration rights in respect of shares of Common Stock issuable upon exchange of debt under the Exchangeable Notes.

        After $2,800,000 in principal has been advanced under the Exchangeable Notes, Subsidiary may borrow under the Senior Notes until September 1, 1999. The Senior Notes will mature September 1, 2002. Amounts advanced under the Senior Notes will accrue interest at a fixed, annual rate of 10%, with interest and principal paid monthly from certain revenues generated by the assets pledged to RIMCO to secure the notes. Advances under the Senior Notes for future drilling and completion costs will be contingent upon Subsidiary maintaining an agreed upon borrowing base. Obligations under the Exchangeable Notes and the Senior Notes are secured by all of the existing and future oil and gas assets of Subsidiary, and the Company guarantees Subsidiary's obligations thereunder. In addition, the RIMCO lenders will receive an assignment of a 1.0% of 8/8ths overriding royalty interest, proportionately reduced to the interest of Subsidiary, in all wells drilled and/or completed with proceeds from the Senior Notes.

        1996 DIRECTOR LOANS. In May 1996, four directors of the Company loaned it an aggregate $1,100,000. Each loan was made pursuant to a promissory note bearing interest at an annual rate of 12%, maturing May 6, 1997, and convertible at the option of the lender into shares of Common Stock at a price of $.80 per share, subject to anti-dilution adjustments. Each note was guaranteed by Subsidiary and the guaranty was secured by substantially all of Subsidiary's assets. The lenders also were issued warrants exercisable until May 2001 for an aggregate 1,100,000 shares of Common Stock at $1.3125 per share, subject to anti-dilution adjustments. The four lenders were T. W. Hoehn, Jr., who loaned $550,000 and received a warrant exercisable for 550,000 shares; T. W. Hoehn, III, who loaned $300,000 and received a warrant exercisable for 300,000 shares; Joe C. Richardson, Jr., Trustee UDT 5-17-91, as amended, who loaned $200,000 and received a warrant exercisable for 200,000 shares; and William F. Seagle, who loaned $50,000 and received a warrant exercisable for 50,000 shares. The lenders were granted certain registration rights in respect of shares of Common Stock issuable upon exercise or conversion of the warrants or convertible notes. Proceeds of the loans were used to fund the Company's share of 3-D seismic survey costs associated with its exploration projects in progress in Lafourche Parish, Louisiana and Galveston County, Texas, and for general corporate purposes. Loan proceeds also were used to pay the March 31, 1996 dividend of $69,000 on the Company's outstanding Series A Preferred Stock, all of which is held by lending director Mr. Hoehn, Jr. and his son Robert A. Hoehn, and to repay the Company's remaining indebtedness of approximately $260,000 to First Interstate Bank of Texas, N.A. which was guaranteed by Mr. Hoehn, Jr.

        In connection with the RIMCO financing, the $200,000 owed to Joe C. Richardson, Jr., Trustee, UDT 5-17-91, as amended, was repaid in September 1996. The notes payable to T. W. Hoehn, Jr., T. W. Hoehn, III, and William F. Seagle, respectively, were canceled and replaced by Replacement 12% Convertible Promissory Notes dated September 6, 1996 (the "Replacement Notes"), which are convertible into shares of Common Stock at an initial conversion price of $.80 per share, subject to anti-dilution adjustments, and which mature upon the earlier to occur of October 1, 2002 and the date occurring 30 days after the RIMCO debt has been paid in full or exchanged for Common Stock. The Replacement Note to each of T. W. Hoehn, Jr. is in the amount of $550,000, to T. W. Hoehn, III is in the amount of $300,000, and to William F. Seagle is in the amount of $50,000. Interest on each of the Replacement Notes accrues at a fixed rate of 12% per annum and monthly payments of interest are due on the 10th day of each month. Although no prepayments of principal are permitted, the Company may require these lenders to convert the outstanding principal amount under their Replacement Notes into Common Stock if at least $2,800,000 has been funded by the RIMCO lenders and the average trading price of the Common Stock for any consecutive 20-day trading period is $3.00 or more, or the Company requires the RIMCO lenders to exchange Subsidiary's indebtedness to them for Common Stock. The Company granted certain registration rights to Messrs. Hoehn, Hoehn and Seagle in respect of shares of Common Stock into which their Replacement Notes may be converted. As part of May 1996 debt restructuring evidenced by the Replacement Notes, the warrants, registration rights and Subsidiary guaranty issued and granted in May 1996 were canceled. These lenders and Wells Fargo Bank (Texas), N.A.(f/k/a First Interstate Bank of Texas, N.A.) released all liens against the assets of the Company or Subsidiary.

        The Company's performance of obligations under the Replacement Notes are subordinate to performance of obligations under the RIMCO financings. In this regard, the Company, with the consent of both holders of all of the Company's outstanding Series A Preferred Stock, amended the Certificate of Stock Designation covering the Series A Preferred Stock to provide that the annual cumulative dividends of $12 per share are payable only if, as and when declared by the Company's Board of Directors, provided that Board has no obligation to declare such dividends before October 1, 2002. Before the amendment, such dividends were payable quarterly.

        OTHER AFFILIATE LOANS. Nine individuals, some of whom are stockholders of the Company, have made interim debt financing available to the Company for working capital purposes. All of these loans have been repaid, except those made by the Company's Chairman, T. W. Hoehn, Jr., as discussed below. During 1993 and January 1994, the Company borrowed an aggregate $1,837,500 from these individuals, $100,000 of which the Company repaid in October 1993. In accordance with the terms of the underlying notes, as amended, $800,000 of such borrowings were repaid by the Company in June 1994 in connection with consummation of a public offering by the Company of its securities ("Public Offering"), resulting in a balance of $937,500 which was due December 31, 1994. Of such amount, $100,000 was repaid by the due date, and the holders of notes aggregating $837,500 agreed to extend the maturity thereof. In February 1995, the Company repaid an additional $25,000 of such loans, reducing the outstanding amount at March 31, 1995 to $812,500. Each interim loan was evidenced by a promissory note bearing interest at an annual rate of 2% over the prime rate charged by the Company's bank lender, First Interstate Bank of Texas, N.A. Pursuant to these notes, the Company issued to the interim lenders warrants to purchase an aggregate of 154,375 shares of Common Stock exercisable at any time before May 27, 1996 at a per share price of $3.00, being the price attributable to one share of Common Stock in the Public Offering. All warrants expired unexercised. Two of the nine interim lenders were William F. Seagle and Joe C. Richardson, Jr., each of whom is a director of the Company and loaned $25,000 (repaid in February 1995) and $12,500 (repaid in March 1996), respectively. Another interim lender was the wife of Walter L. Williams, a director of the Company. She loaned $50,000 to the Company which was repaid in June 1996. Betty Ann Hoehn Garrison and Peter R. Garrison, the daughter and former son-in-law of T. W. Hoehn, Jr., also were among the Company's interim lenders, each of whom loaned $150,000. Of the aggregate amount owed to Ms. Garrison, $50,000 was repaid in June 1994 from Public Offering proceeds and the balance subsequently paid in full during 1994. Mr. Garrison's loan was repaid in full from the proceeds of the Public Offering. The Company also borrowed $100,000 from Hart Brown, Mr. Williams' father-in-law, in 1995 on substantially the same terms as the other bridge loans, except no warrants were issued in connection therewith. Mr. Brown's loan was repaid in June 1996.

        One of the nine interim lenders is the Company's Chairman, T. W. Hoehn, Jr., from whom the Company has borrowed an aggregate $1,450,000 at various times since 1993 (in addition to his $550,000 loan discussed above and $50,000 loan discussed below). Of this $1,450,000 in loans, $400,000 was repaid in June 1994 and $50,000 was repaid in March 1996. The remaining $1,000,000 now is evidenced by a promissory note which is dated September 1, 1996, matures upon the earlier to occur of October 1, 2002 and 30 days after the RIMCO debt has been paid in full or exchanged for Common Stock, accrues interest at a variable rate equal to 2% plus the prime rate announced by Wells Fargo Bank

(Texas), N.A., is payable to the T .W. Hoehn, Jr. and Betty Jo Hoehn Revocable Trust, and is subordinate to the RIMCO financing. Monthly interest payments are due on the 10th day of each month and scheduled quarterly principal payments may be made if certain liquidity conditions are satisfied and after the first $2,800,000 of the RIMCO loans have been funded. Unpaid quarterly principal payments are cumulative and amounts in excess of the scheduled quarterly payments may be paid if the liquidity conditions are satisfied.

        In June 1996, the Company borrowed $50,000 from Opal Air, Inc., a company owned by T. W. Hoehn, Jr. This loan is evidenced by a promissory note from the Company to Opal Air, Inc. dated September 1, 1996, which matures on the same date and is otherwise subject to substantially the same terms as the Company's September 1996 $1,000,000 note to the T. W. Hoehn, Jr. and Betty Jo Hoehn Revocable Trust.

        STOCK OPTION. In June 1996, the Company granted William F. Seagle, a director of the Company, a non-qualified stock option exercisable for 50,000 shares of Common Stock at an exercise price of $1.5625, being the last sales price for the Common Stock as reported in the consolidated reporting system for NASDAQ Small Cap Issues on January 30, 1996, the date the Board of Directors authorized the granting of such option. The option is exercisable until June 2006. The option was granted in consideration for Mr. Seagle's service on a special committee of the Company's Board charged with seeking out and considering significant transactions to maximize shareholder value.

                                  OTHER MATTERS

REQUIRED VOTE

        Only holders of Common Stock and Series A Preferred Stock as of the Record Date will be entitled to vote in person or by proxy at the meeting. A majority of issued and outstanding shares of Common Stock and Series A Preferred Stock as of the Record Date represented at the meeting in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Holders of Common Stock and Series A Preferred Stock will vote together as one class on the election of directors. Provided that a quorum is present at the meeting, the seven director nominees who receive the greatest number of votes cast for election by stockholders entitled to vote therefore will be elected directors. Votes withheld in connection with the election of one or more director nominees will not be counted as votes cast for such individuals. Votes will be tabulated by Wells Fargo Bank (Texas), N.A., the transfer agent and registrar for the Common Stock, and the results will be certified by the inspector of election who is required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, a record will be made of the number of shares (i) voted for each nominee, (ii) with respect to which authority to vote for each nominee has been withheld, and
(iii) present at the meeting but not voting.

INDEPENDENT ACCOUNTANTS

        The Company engaged BDO Seidman, LLP as independent accountants of the Company effective December 29, 1995. Management expects that BDO Seidman, LLP will remain the Company's independent accountants for 1996. Effective December 29, 1995, the Company dismissed Price Waterhouse LLP who had been the Company's independent accountants since 1992. Management has had no disagreement with Price Waterhouse LLP on any material matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The reports of Price Waterhouse LLP on the Company's financial statements for 1993 and 1994 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that those reports did contain the following qualification as to uncertainty: "because the Company has suffered recurring operating losses as well as cash flow deficits and must extend or otherwise refinance notes payable due [March 31, 1994 and on or before December 31,1995], there is substantial doubt about its ability to meet the future expenditure obligations necessary to fully evaluate and develop its oil and gas properties and to continue as a going concern." The Company's Board of Directors approved the decision to change accountants. Since the Board of Directors has the authority to select the Company's independent accountants, it is not proposed that any formal action be taken at the annual meeting of stockholders. The Company anticipates that representatives of BDO Seidman, LLP will attend the meeting, will have the opportunity to make a statement if they desire to do so, and will respond to any appropriate questions concerning the Company's financial statements.

OWNERSHIP REPORTS

        Section 16(a) of the 1934 Act requires the Company's officers, directors and persons who own more than 10% of its Common Stock to file with the Securities and Exchange Commission reports of their ownership and changes of ownership of Common Stock. These persons are required to furnish the Company copies of all Section 16(a) reports which they file. Based solely upon a review of reports and related written representations received by it, the Company believes that all required reports were filed on a timely basis during and in respect of 1995.

STOCKHOLDER PROPOSALS

        Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1997 annual stockholders meeting must submit the proposal to the Company on or before May 22, 1997. Any such proposals should be timely sent by certified mail, return receipt requested, to the Secretary of the Company, 1600 Smith Street, Suite 4000, Houston, Texas 77002.

AVAILABILITY OF ANNUAL REPORT

        The Company is including herewith a copy of its annual report on Form 10-KSB for the fiscal year ended December 31, 1995 and its quarterly reports on Form 10-QSB for the periods ended March 31 and June 30, 1996, each of which has been filed with the Securities and Exchange Commission in Washington, D.C.

                                             By Order of the Board of Directors,

                                             /s/ LYNN W. GRAVES
                                                 Lynn W. Graves
                                                 SECRETARY

September 13, 1996

                                  TEXOIL, INC.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                 OF STOCKHOLDERS TO BE HELD ON OCTOBER 17,1996

     The undersigned hereb appoints Ruben Medrano and T. W. Hoehn, Jr., and each of them, either one of whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Texoil, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at First Interstate Bank of Texas, N.A., 801 Travis, Tunnel Level, Houston, Texas on Thursday, October 17, 1996 at 2:00 p.m., Houston, Texas time, and at any adjournment thereof.

     This proxy will be voted in accordance with the specifications made hereon. If no contrary specification is made, then this Proxy will be voted FOR the election of the seven director nominees named in Item 1.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY in the enclosed, pre-addressed stamped envelope.

                    (Continued, and to be dated and signed on the reverse side.)

                             TEXOIL, INC.
                             P.O. BOX 11365
                             NEW YORK, N.Y. 10203-0365

1. ELECTION OF DIRECTORS

     FOR all nominees         WITHHOLD AUTHORITY to vote         *EXCEPTIONS
     listed below             for all nominees listed below:
        [  ]                            [  ]                          [  ]

Nominees: T. W. Hoehn, Jr., Ruben Medrano, T. W. Hoehn III, Gary J. Milavec,
          Joe C. Richardson, Jr., William F. Seagle and Walter L. Williams

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTION" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

- -------------------------------------------------------------------------------

2. In their discretion, upon such other matters (including procedural and other matters relating to the conduct of the meeting) which may properly come before the meeting and any adjournment thereof.

                                                          Address Change
                                                          and/or Comments  [  ]

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE, PLEASE GIVE YOUR FULL TITLE. ALL JOINT OWNERS SHOULD SIGN.

DATED:_____________________, 1996

- --------------------------------------------------------------------------------
                          SIGNATURE(S) OF STOCKHOLDERS

- --------------------------------------------------------------------------------
                          SIGNATURE(S) OF STOCKHOLDERS

VOTES MUST BE INDICATED [X] IN BLACK OR BLUE INK.

SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.